Exhibit 99.1

Mr. Cooper Group Reports Third Quarter 2019 Financial Results

  Reported $83 million net income or $0.90 per share, and pretax operating income of $171 million
  Generated record Originations pretax income of $178 million on record funded volume of $11.9 billion
  Servicing UPB remained stable, ending the quarter at $641 billion
  Xome reported pretax income of $14 million and pretax operating income of $13 million, with Assurant Mortgage Solutions (AMS) contributing positive results
  Announced retirement of $100 million of unsecured senior notes due 2021, which settled in October
  Achieved Great Place to Work certification

DALLAS--(BUSINESS WIRE)--October 31, 2019--Mr. Cooper Group Inc. (NASDAQ: COOP) (the "Company"), which principally operates under the Mr. Cooper® and Xome® brands, reported a third quarter net income of $83 million or $0.90 per diluted share, partially offset by a net fair value mark-to-market on the MSR portfolio of $(83) million. Excluding the mark-to-market and other items, the Company reported pretax operating income of $171 million. Items excluded from pretax operating income was $(83) million in mark-to-market, net of the add back of $32 million in fair value amortization included in the full mark-to-market, $4 million gain from remeasuring contingent consideration associated with the AMS acquisition, $5 million in charges related to corporate actions, and $12 million of intangible amortization.

Chairman and CEO Jay Bray commented, “The Originations segment produced another quarter of record fundings, with strong margins, demonstrating our capability to scale up in response to refinance market conditions. At the same time, we were very pleased with continued strong performance in the Servicing segment and delighted to receive the Great Place to Work certification.”

Chris Marshall, vice chairman and CFO added, “Net income, operating profits, and cash flow were all very strong in the quarter, allowing us to move forward with our deleveraging plan and begin retiring some of our senior notes. Deleveraging will strengthen the balance sheet, improve profitability, and afford us greater financial flexibility.”

Servicing

The Servicing segment is focused on providing a best-in-class home loan experience for our 3.8 million customers while simultaneously strengthening asset performance for investors. In the third quarter, Servicing recorded pretax income of $9 million offset by a net fair value mark-to-market on the MSR portfolio of $(83) million. During the quarter the total servicing portfolio remained stable, ending the quarter at $641 billion UPB. Servicing earned pretax operating income excluding the full mark of $92 million, equivalent to a servicing margin of 5.8 bps. At quarter end, the carrying value of the MSR was $3,346 million, equivalent to 109 bps of MSR UPB, and the original cost basis was 86 bps.

	Quarter Ended
($ in millions)	Q2'19		Q3'19
	$	BPS	$	BPS
Operational revenue	$314	19.6	$319	20.0
Amortization, net of accretion	(56)	(3.5)	(73)	(4.6)
Mark-to-market	(231)	(14.4)	(83)	(5.2)
Total revenues	27	1.7	163	10.2
Expenses	(189)	(11.8)	(171)	(10.7)
Total other income (expenses), net	27	1.7	17	1.1
(Loss) income before taxes	(135)	(8.4)	9	0.6
Mark-to-market	231	14.4	83	5.2
Pretax operating income excluding mark-to-market	$96	6.0	$92	5.8

	Quarter Ended
	Q2'19		Q3'19
Ending UPB ($B)	$644		$641
Average UPB ($B)	$639		$637
60+ day delinquency rate	2.3%		2.2%
Annualized CPR	13.0%		17.5%
Modifications and workouts	12,108		8,792

Originations

The Originations segment focuses on creating servicing assets at attractive margins through existing customer relationships, correspondent, and wholesale originations. Originations earned record pretax income of $178 million, up from $118 million in the prior quarter.

Mr. Cooper funded 48,904 loans in the third quarter, totaling approximately $12 billion UPB comprised of $4.9 billion in direct-to-consumer, $6.4 billion in correspondent, and $0.6 billion in wholesale. Funded volume increased 19% quarter-over-quarter.

	Quarter Ended
($ in millions)	Q2'19	Q3'19

Income before taxes	$118	$178

	Quarter Ended
($ in millions)	Q2'19	Q3'19
Total pull through adjusted volume	$11,197	$12,699
Funded volume	$9,996	$11,911
Refinance recapture percentage	44%	38%
Recapture percentage	23%	25%
Purchase volume as a percentage of funded volume	53%	39%

Xome

Xome provides real estate solutions including property disposition, asset management, title, close, valuation, and field services for Mr. Cooper and third-party clients. The Xome segment recorded pretax income of $14 million, or pretax operating income of $13 million in the third quarter, which excluded accounting items related to remeasuring the contingent consideration associated with the AMS acquisition and intangible amortization.

	Quarter Ended
($ in millions)	Q2'19	Q3'19
Income before taxes	$7	$14
Accounting items	—	(4)
Intangible amortization	3	3
Pretax operating income excluding accounting items and intangible amortization	$10	$13

	Quarter Ended
	Q2'19	Q3'19
Exchange property listings sold	2,645	2,453
Average Exchange property listings	6,693	6,688
Services orders completed	417,510	429,128
Percentage of revenue earned from third-party customers	53%	53%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on October 31, 2019 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing 855-874-2685, or 720-634-2923 internationally. Please use the participant passcode 9583900 to access the conference call. A simultaneous audio webcast of the conference call will be available in the Investor section of www.mrcoopergroup.com. A replay will also be available approximately two hours after the conclusion of the conference call by dialing 855-859-2056, or 404-537-3406 internationally. Please use the passcode 9583900 to access the replay. The replay will be accessible through November 14, 2019 at 11:00 A.M. Eastern Time.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements, including statements regarding the results of deleveraging. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the "Risk Factors" section of Mr. Cooper Group's most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (millions of dollars, except for earnings per share data)

	Three Months Ended June 30, 2019	Three Months Ended September 30, 2019
Revenues:
Service related, net – excluding mark-to-market	$368	$341
Mark-to-market	(231)	(83)
Net gain on mortgage loans held for sale	262	360
Total revenues	399	618

Total expenses	492	478

Other income (expense):
Interest income	162	163
Interest expense	(187)	(196)
Other income (expenses)	1	—
Total other income (expenses), net	(24)	(33)
(Loss) income before income tax (benefit) expense	(117)	107
Income tax (benefit) expense	(29)	24
Net (loss) income	(88)	83
Net loss attributable to non-controlling interest	(1)	(1)
Net (loss) income attributable to Mr. Cooper Group	(87)	84
Undistributed earnings attributable to participating stockholders	—	1
Net (loss) income attributable to Mr. Cooper Group	$(87)	$83

(Loss) income per share attributable to common stockholders:
Basic	$(0.96)	$0.91
Diluted	$(0.96)	$0.90
Weighted average shares of common stock outstanding (in thousands):
Basic	91,054	91,080
Diluted	91,054	92,036

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED BALANCE SHEETS (millions of dollars)

	June 30, 2019	September 30, 2019
Assets
Cash and cash equivalents	$245	$371
Restricted cash	304	271
Mortgage servicing rights	3,511	3,346
Advances and other receivables, net	1,000	967
Reverse mortgage interests, net	7,110	6,662
Mortgage loans held for sale at fair value	3,422	4,267
Mortgage loans held for investment at fair value	114	—
Property and equipment, net	115	113
Deferred tax asset	1,055	1,032
Other assets	1,529	1,449
Total assets	$18,405	$18,478

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$2,462	$2,464
Advance facilities, net	567	513
Warehouse facilities, net	4,045	4,802
Payables and accrued liabilities	2,116	2,002
MSR related liabilities - nonrecourse at fair value	1,472	1,328
Mortgage servicing liabilities	80	69
Other nonrecourse debt, net	5,985	5,533
Total liabilities	16,727	16,711
Total stockholders' equity	1,678	1,767
Total liabilities and stockholders' equity	$18,405	$18,478

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended for June 30, 2019
	Servicing	Originations	Xome	Corporate and Other	Elimination/Reclassification⁽¹⁾	Consolidated

Service related, net	$27	$20	$108	$—	$(18)	$137
Net gain on mortgage loans held for sale	—	244	—	—	18	262
Total revenues	27	264	108	—	—	399
Total expenses	189	145	101	57	—	492
Other income (expense):
Interest income	136	23	—	3	—	162
Interest expense	(109)	(25)	—	(53)	—	(187)
Other expense	—	1	—	—	—	1
Total other income (expense)	27	(1)	—	(50)	—	(24)
Pretax (loss) income	$(135)	$118	$7	$(107)	$—	$(117)

Income tax benefit						(29)
Net loss						$(88)
Net loss attributable to noncontrolling interests						(1)
Net loss attributable to common stockholders of Mr. Cooper Group						$(87)
Loss per share
Basic						$(0.96)
Diluted						$(0.96)

Non-GAAP Reconciliation:
Pretax income (loss)	$(135)	$118	$7	$(107)	$—	$(117)
Mark-to-market	231	—	—	—	—	231
Merger related costs	—	—	—	17	—	17
Intangible amortization	—	—	3	10	—	13
Pretax income (loss), net of notable items	$96	$118	$10	$(80)	$—	$144
Fair value amortization⁽²⁾	(26)	—	—	—	—	(26)
Pretax operating income (loss)	$70	$118	$10	$(80)	$—	$118
Income tax expense						(29)
Operating income						$89
ROTCE						23.8%

⁽¹⁾ For Servicing segment results purposes, all revenue is attributable to servicing the portfolio. Therefore, $18 of net gain on mortgage loans is moved to service related, net for the three months ended June 30, 2019. For consolidated results purposes, these amounts were reclassed to net gain on mortgage loans held for sale.

⁽²⁾ Amount represents additional amortization required under the fair value amortization method over the cost amortization method.

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended for September 30, 2019
	Servicing	Originations	Xome	Corporate and Other	Elimination/Reclassification⁽¹⁾	Consolidated

Service related, net	$163	$22	$112	$—	$(39)	$258
Net gain on mortgage loans held for sale	—	312	—	11	37	360
Total revenues	163	334	112	11	(2)	618
Total expenses	171	155	101	53	(2)	478
Other income (expense):
Interest income	137	24	—	2	—	163
Interest expense	(120)	(24)	—	(52)	—	(196)
Other expense	—	(1)	3	(2)	—	—
Total other income (expense)	17	(1)	3	(52)	—	(33)
Pretax income (loss)	$9	$178	$14	$(94)	$—	$107
Income tax expense						24
Net income						$83
Net loss attributable to noncontrolling interests						(1)
Net income attributable to common stockholders of Mr. Cooper Group						$84
Undistributed earnings attributable to participating stockholders						1
Net income attributable to Mr. Cooper Group						$83
Income per share
Basic						$0.91
Diluted						$0.90

Non-GAAP Reconciliation:
Pretax income (loss)	$9	$178	$14	$(94)	$—	$107
Mark-to-market	83	—	—	—	—	83
Accounting items / other	—	—	(4)	5	—	1
Intangible amortization	—	—	3	9	—	12
Pretax income (loss), net of notable items	$92	$178	$13	$(80)	$—	$203
Fair value amortization⁽²⁾	(32)	—	—	—	—	(32)
Pretax operating income (loss)	$60	$178	$13	$(80)	$—	$171
Income tax expense						(41)
Operating income						$130
ROTCE						34.5%

⁽¹⁾ For Servicing segment results purposes, all revenue is attributable to servicing the portfolio. Therefore, $37 of net gain on mortgage loans is moved to service related, net for the three months ended September 30, 2019. For consolidated results purposes, these amounts were reclassed to net gain on mortgage loans held for sale.

⁽²⁾ Amount represents additional amortization required under the fair value amortization method over the cost amortization method.

Contacts

Investor Contact:
Kenneth Posner, SVP Strategic Planning and Investor Relations
(469) 426-3633
Shareholders@mrcooper.com

Media Contact:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com